Exhibit 10.1

EXECUTIVE EMPLOYMENT AGREEMENT

This Executive Employment Agreement is entered into as of January 1, 2010 (the “Effective Date”) by and between Vu1 Corporation, a California corporation (the “Company”), and R. Gale Sellers (“Executive”).

1. Employment.  The Company hereby employs Executive and Executive hereby accepts employment by the Company as its Chief Executive Officer.  The Executive shall perform such executive and managerial duties and responsibilities customary to his office and as are reasonably necessary to the operations of the Company and as may be assigned to him from time to time by or under authority of the Board of Directors of the Company (the “Board”).  Executive shall report to the Board.

As a condition to the effectiveness of this Agreement, concurrently with this Agreement, Executive shall execute and deliver the Company Nondisclosure, Invention Assignment, Noncompetition and Nonsolicitation Agreement in the form attached hereto as Exhibit A, which is part of this Agreement.

2. Term.  Unless earlier terminated by either party, the term of this Agreement shall be for the calendar year 2010.

3. Compensation.  During the term of this Agreement, the Company shall pay or cause to be paid to Executive, and Executive shall accept in exchange for the services rendered hereunder by him, the following compensation:

(a) Base Salary.  Executive’s compensation shall consist of, in part, an annual base salary (the “Base Salary”) of $240,000 before all customary payroll deductions.  The Base Salary shall be paid to Executive in substantially equal installments and at the same intervals as other executives of the Company are paid, at a minimum of one payment per calendar month. At the option of the Board, the compensation may be converted to stock or stock options at the current stock price on the day the agreement is signed by the Executive. The option grants described above shall have a life of 10 years from January 1, 2010 and be issued from the 2007 Stock Compensation Plan with the exercise price equal to the closing market price of the common stock on the date this agreement is signed.

(b) Stock Option Compensation.  Executive shall be granted an option to purchase 1,000,000 shares of common stock which vests  immediately at 500,000 initial options upon signing the agreement, and then in equal monthly amounts through 2010.  The option grants described above shall have a life of 10 years from January 1, 2010 and be issued from the 2007 Stock Compensation Plan with the exercise price equal to the closing market price of the common stock on the date this agreement is signed.

(c) Performance Incentive Compensation. Executive shall be entitled to compensation based on a performance bonus for achieving major milestones of growth, manufacturing, revenue and performance of the company. These goals shall be determined by the board of directors as part of the agreed upon strategic plan and budget goals and could include such items as: 1) raising adequate capital levels on terms acceptable to the board and in the best interest of shareholders; 2) achieving technology milestones that allow completion of ESL technology for 3rd party testing and certification, and manufacturing bulbs for sale; and 3) achieving revenue targets for the company into defined distribution channels in the U.S. and internationally. Executives’ performance incentive compensation shall be decided and awarded no later than December 31 of 2010, or within one month after termination of agreement by either party.

(d) The board at its sole discretion may award Executive a cash performance bonus up to half the base compensation which executive may elect to convert to a grant of common stock at closing stock price on day cash bonus is offered.

4. Benefits.

(a) Health Benefits.  During the term of this Agreement, and pending the Company’s ability to begin a health insurance plan, the Company shall provide Executive with the family coverage health insurance provided to other senior executives and Executive will be entitled to participate, subject to and in accordance with applicable eligibility requirements, in fringe benefit programs as shall be provided from time to time by, to the extent required, action of the Board (or any person or committee appointed by the Board to determine fringe benefit programs).

(b) Business Expenses.  Executive shall be reimbursed for all reasonable business expenses according to the Company’s standard practices for expense reimbursement.  The Executive, as a condition precedent to obtaining such payment or reimbursement, shall provide to the Company any and all statements, bills or receipts evidencing the travel or out-of-pocket expenses for which the Executive seeks payment or reimbursement, and any other information or materials, as the Company may from time to time reasonably request.

(c) Vacation.  During the term of this Agreement, Executive shall be entitled to 20 days paid vacation. Executive agrees that no more than 10 days vacation will be used consecutively without prior consent of the Company. Unused vacation time may be accrued during the term of this Agreement, but in no event shall Executive accrue and carry over more than 10 days of paid vacation.  Any unused vacation time above the amount that may be carried over shall be paid in cash.

5. Payments and Benefits Upon Termination.

(a) Voluntary Resignation by Employee or Termination for Cause by the Company.  Following termination of Executive’s employment by Executive or by the Company for Cause (as defined below), Company shall pay Executive salary due and owing as of the Executive’s last day of Employment, plus any accrued but unused vacation, less standard deductions, and shall reimburse Executive for any outstanding expenses.  If Executive voluntarily resigns, dies, is Disabled or is terminated by the Company for Cause, then Executive will not be entitled to any compensation provided by Section 6(b).

(b) Termination Without Cause or Following a Change of Control.  Upon termination of Executive’s employment by the Company (i) for any reason other than Cause (as defined below) or (ii) on or within 180 days after a Change of Control by the Company of Executive, and in each case provided that the Executive signs a release of all claims or potential claims against the Company, the Company shall pay Executive six months of Executive’s annual Base Salary in effect immediately prior to the date of Executive’s termination (the “Cash Severance”), payable in lump sum or, provided appropriate escrow or means of guaranteeing availability of funds, on the Company’s regularly scheduled pay day(s).  All payments under this Section 6 are subject to applicable federal and state payroll withholding or other applicable taxes.  In addition, any and all stock options in Section 3 or granted subsequent to this Employment Agreement  that are not vested as of the date of termination shall vest immediately and become exercisable effective with the date of termination.

(c) “Cause” Definition.  For purposes of this Agreement, “Cause” means, in the Company’s sole determination using reasonable standards, the occurrence of any of the following:  (i) the Executive's refusal to perform, or Executive’s gross misconduct or negligence in the performance of, his duties and responsibilities as Chief Executive Officer, or the breach by Executive of any provision of this Agreement, but in each case, any occurrence of “Cause” under this subsection 6.(c)(i) will exist only if Executive has received first written notice of the alleged misconduct, negligence, or breach and has not performed the duties or responsibilities or cured the alleged breach within the 30-day period following Executive’s receipt of the notice; (ii) violation by Executive of a state or federal law, rule or regulation involving the commission of a crime against the Company (including violation of any statutory or common law duty of loyalty to the Company) or that is potentially materially injurious to the Company, or any felony or any crime involving moral turpitude, dishonesty or theft; (iii) any act of misconduct, theft, misappropriation of Company property, moral turpitude, fraud, intentional misrepresentation, bad faith or dishonesty by Executive; (iv) any act by Executive that substantially materially injures or could reasonably be expected to substantially materially injure the business or business relationships of the Company; or (vi) Executive’s inability to perform his duties because of sickness or injury for more than 30 consecutive days.

(d) “Change of Control” Definition.  For purposes of this Agreement, “Change of Control” shall mean the occurrence of any of the following events:  (i) the consummation of the sale or disposition by the Company of all or substantially all the Company’s assets in one or a series of related transactions; or (ii) the consummation of a merger or consolidation of the Company or share exchange involving any other corporation, other than (A) a merger, consolidation or share exchange which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (B) a merger effected solely for purposes of changing the domicile of the Company.

4. Indemnification. Company will indemnify, to the fullest extent permissible by applicable law as then in effect, and defend Executive against charges or claims brought against company or Executive in normal course of duties with Vu1 Corporation, provided that Executive gives written notice to the Company promptly after Executive has actual knowledge of any proceeding as to which indemnification may be sought under this Agreement.  In no event shall the Company indemnify Executive:  (a) from or on account of any act or omission of Executive adjudged to be intentional misconduct or a knowing violation of law; (b) from or on account of any act or omission of Executive as to which Executive did not (x) act in good faith and (y) in a manner Executive reasonably believed (i) in the case of conduct in Executive’s official capacity with the Company, to be in the best interests of the Company, and (ii) in all other cases, at least not opposed to the best interests of the Company, and with respect to any criminal proceeding, Executive had no reasonable cause to believe Executive’s conduct was unlawful, which determination shall be made in accordance with RCW 23B.08.550 or by a court of competent jurisdiction; (c) from or on account of any conduct of Executive adjudged to be in violation of RCW 23B.08.310 (as may hereafter be amended or supplemented); (d) from or on account of any transaction with respect to which it is adjudged that Executive personally received a benefit in money, property, or services, to which Executive was not legally entitled; (e) in connection with any proceeding initiated by Executive against the Company or any director or officer of the Company unless the Company has joined in, or the Board of Directors has consented to, the initiation of such proceeding, or the proceeding is one to enforce indemnification rights under this Agreement or any applicable law; or (f) to the extent Executive settles or otherwise disposes of a proceeding, or causes the settlement or disposal of a proceeding, without the Company’s express prior written consent (which consent shall not be unreasonably withheld), unless Executive receives court approval for such settlement or other disposition where the Company had the opportunity to oppose Executive’s request for such court approval.

6. Governing Law; Venue.  This Agreement shall be governed by and construed in accordance with the laws of the state of Washington applicable to contracts made and to be performed there without giving effect to the principles of conflicts of law.  The parties hereby consent and agree that the federal or state courts of the State of Washington (located in Seattle, Washington) will have jurisdiction to hear, determine, and enforce any claims or disputes arising out of or related to the provisions of this Agreement.

7. Arbitration and/or Attorneys’ Fees. Any controversy or claim arising from, out of or relating to this Agreement, or the breach hereof (other than controversies or claims arising from, out of or relating to the provisions in Exhibit A), shall be determined by final and binding arbitration in Seattle, Washington, in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association, by a panel of not less than three (3) arbitrators appointed by the American Arbitration Association. The decision of the arbitrators may be entered and enforced in any court of competent jurisdiction be either the Company or the Executive.

The Parties indicate their acceptance of the foregoing arbitration requirement by initialing below.

/s/ Mark Weber	/s/ R. Gale Sellers
For the Company	For the Executive

The substantially prevailing party in any arbitration litigation or similar proceeding shall be entitled to recover from the other party all costs and expenses, including reasonable attorneys’ fees and disbursements, in connection with such litigation, arbitration or similar proceeding.

8. Amendments; Waiver; Cure.  No amendment, waiver or modification in whole or in part of this Agreement, or any term or condition of this Agreement, shall be effective unless in writing and duly signed by the party sought to be bound.  Any waiver of any breach of any provision hereof or any right or power by any party on one occasion shall not be construed as a waiver of, or a bar to, the exercise of such right or power on any other occasion or as a waiver of any subsequent breach.

9. Binding Effect; Successors.  This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Company and Executive and their respective heirs, legal representatives, successors and assigns.

EXECUTED by the parties on date above:

EXECUTIVE:

/s/ R. Gale Sellers
R. Gale Sellers

COMPANY:

VU1 CORPORATION

By:	/s/ Mark Weber
Name:	Mark Weber
Title:	Director

Exhibit A

Form of Executive Nondisclosure, Nonsolicitation And
Invention Assignment Agreement

This Executive Nondisclosure, Nonsolicitation and Invention Assignment Agreement Nondisclosure and Invention Assignment Agreement (“Agreement”) is entered into by and between the individual referenced on the signature page (“Executive”) and Vu1 Corporation, a California corporation (the “Company”).

The parties agree as follows:

1. Confidentiality.  Executive recognizes that during the course of employment with the Company, Executive will have access to certain Confidential Information (as defined below) relating to the business of the Company.  Executive agrees that all Confidential Information shall remain the exclusive property of the Company.

At all times during or following Executive’s employment with the Company, Executive agrees not to disclose to anyone outside the Company, nor to use for any purpose other than Executive’s work for the Company, (i) any Confidential Information or (ii) any information the Company has received from others which Executive knows the Company is obligated to treat as confidential or proprietary.

2. Definition of Confidential Information.  “Confidential Information” means any information or material in which the Company has rights, whether or not owned or developed by the Company, which is not generally known other than by the Company, and which Executive may obtain knowledge of through or as a result of the employment relationship established with the Company.

Without limiting the foregoing, Confidential Information includes:  (a) any and all information in which the Company has rights relating to the invention, design and development of the Company’s products and any other proprietary technical information of the Company that is not generally known other than by the Company; and (b) any and all business plans, marketing techniques and plans, financial materials, cost data, customer lists, vendor lists, pricing policies and other proprietary business information of the Company that is not generally known other than by the Company.

Confidential Information will not include information that (i) Executive lawfully obtains from any third party who has lawfully obtained such information; (ii) is generally available to the public or is later published or generally disclosed to the public by the Company; or (iii) was already known to or in possession of Executive prior to disclosure by the Company.

3. Inventions, Copyrights and Patents.  The Company owns all Inventions and Works (as defined below) that Executive makes, conceives, develops, discovers, reduces to practice or fixes in a tangible medium of expression, alone or with others, either (a) during the term of Executive’s employment by the Company (whether or not during working hours), or (b) within 12 months after Executive’s employment ends if the Invention or Work is derived from or relates to any work Executive performed for the Company or involves the use or assistance of the Company’s facilities, materials, personnel or Confidential Information.  The Company also owns all Inventions and Works that Executive brings to the Company that are used in the course of the Company’s business or that are incorporated into any Inventions or Works that belong to the Company.

Executive will promptly disclose to the Company, hold in trust for the Company’s sole benefit, and assign to the Company and hereby assigns exclusively to the Company all Executive’s right, title, and interest in and to any and all Inventions and Works.  Executive hereby waives any and all claims of any nature whatsoever that Executive now or hereafter may have for infringement of any patent resulting from any patent applications for any Inventions.  Executive agrees that all Works shall be considered “works made for hire” so that the Company will be considered the author of the Works under the federal copyright laws.  At the Company’s direction and expense Executive will execute all documents and take all actions necessary or convenient for the Company to give effect to the assignment to, and vesting of ownership in, the Company of all Inventions and Works.  The Company shall have full control over all applications for patents or other legal protection of Inventions and Works.

“Inventions” means discoveries, developments, concepts, ideas, improvements to existing technology, processes, procedures, machines, products, compositions of matter, formulae, algorithms, software, computer programs and techniques, and all other matters ordinarily intended by the word “invention,” whether or not patentable or copyrightable, including all copyrights (including renewal rights), patent rights and trade secret rights, vested and contingent.  “Inventions” also includes all records and expressions of those matters.  “Works” means original works of authorship, including interim work product, modifications and derivative works, and all similar matter, whether or not copyrightable.

Except as expressly provided herein, “Inventions” or “Works” shall not include inventions or works for which no equipment, supplies, facilities or trade secret information of the Company was used and which were developed entirely on Executive’s own time, unless (a) the invention or work relates directly to the Company’s actual or demonstrably anticipated business, or (b) the invention or work derives from or relates to any work Executive performed for the Company.

4. Reverse Engineering.  Executive agrees that Executive will not engage, nor cause any other person, firm, corporation or other entity to engage, in the reproduction of Confidential Information, Inventions or Works through the techniques of “reverse engineering” as described in Title 17, United States Code, Section 906, as such statute may be amended from time to time.

5. Return of Materials.  At the time Executive leaves the employ of the Company, or sooner at the request of the Company, Executive shall return all papers, drawings, notes, memoranda, manuals, specifications, designs, devices, documents, diskettes, tapes, prototypes and products, and any other material on any media containing or disclosing any confidential or proprietary technical or business information, except for any documents or other materials received as a shareholder of the Company, this Agreement, the Executive Employment Agreement and any other Company documents describing or setting forth Executive’s rights to compensation or benefits from the Company.  Executive shall also return any keys, pass cards, identification cards, or other property belonging to the Company.

6. Non Competition with the Company.  While employed by the Company and for 12 months after employment ends, regardless of the reason it ends, Executive shall not do work that competes with or relates to any of the Company’s products or activities without first obtaining the Company’s written permission.  Any business opportunities related to the Company’s business that Executive learns of or obtains while employed by the Company (whether or not during working hours) belong to the Company, and Executive shall pursue them only for the Company’s benefit.

7. Disclosure of New Work.  Before Executive undertakes any work for any other party during employment by the Company or within 12 months after employment ends that will involve subject matter related to the Company’s activities, Executive shall fully disclose the proposed work to the Company.

8. Nonsolicitation.  So long as Executive is employed by the Company and for 12 months after employment ends, regardless of the reason it ends, Executive shall not directly or indirectly (a) solicit any employee or executive to leave his or her employment with the Company or (b) solicit business from clients, customers or account holders of the Company that is substantially similar to the business then conducted by the Company.  For purposes of the foregoing, Executive shall not do any of the following:  (i) disclose to any third party the names, backgrounds or qualifications of any Company employees or executives or otherwise identify them as potential candidates for employment; (ii) personally or through any other person, approach, recruit or otherwise solicit employees or executives of the Company to work for any other employer; (iii) participate in any pre-employment interviews with any person who was employed by the Company during the term of this Agreement; (iv) disclose to any third party the names, background or any information about any Company clients, customers or account holders, or otherwise identify them as potential sources of business; (v) personally or through any other person, approach or otherwise solicit clients, customers or account holders of the Company as potential sources of business.  The term “solicit” or “solicitation” or the like does not include general advertisements or other solicitations to the general public.

9. No Conflicting Agreements.  Except for obligations to former employers, Executive is not a party to any agreements, such as confidentiality agreements, or assignment of invention agreements, with any other party except for those disclosed to the Company in writing prior to the execution of this Agreement.  No agreement with a former employer prohibits Executive from being employed by the Company.

10. Trade Secrets.  Executive acknowledges that disclosure or use of a trade secret without express or implied consent violates the Uniform Trade Secrets Act. RCW 19.108.010. Executive acknowledges that the Company is not seeking to obtain such trade secrets and agrees not to improperly disclose trade secrets to the Company.

11. Injunctive Relief.  Executive acknowledges that any violation of this Agreement by Executive will cause irreparable injury to the Company and the Company shall be entitled to extraordinary relief in court, including, but not limited to, temporary restraining orders, preliminary injunctions, and permanent injunctions, without the necessity of posting bond or security. Executive consents to the Company notifying anyone to whom Executive may provide services of the existence and terms of this Agreement.

13. Severability.  To the extent that any provision of this Agreement shall be determined to be invalid or unenforceable, such provision shall be deleted from this Agreement, and the validity and enforceability of the remainder of this Agreement shall be unaffected.  In furtherance of, and not in limitation of, the foregoing, it is expressly agreed that, should the duration or geographical extent of, or the business activities covered by this Agreement be finally determined to be in excess of that which is valid or enforceable under applicable law, such provision shall be construed to cover only that geography, duration, extent, or activities that may validly or enforceably be covered. Executive acknowledges the uncertainty of the law in this respect and expressly stipulates that this Agreement shall be construed in a manner which renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law.

14. Governing Law; Venue.  This Agreement shall be governed by and construed in accordance with the laws of the state of Washington applicable to contracts made and to be performed there without giving effect to the principles of conflicts of law.  After consultation with its independent counsel, Executive expressly acknowledges that (a) the parties could have elected California law as the law that would govern this Agreement, and (b) California law may be more favorable to Executive in certain material respects than Washington law.  Notwithstanding the foregoing, Executive and the Company have specifically bargained for this Agreement to be governed by Washington law (without giving effect to the principles of conflicts of law).  The parties hereby consent and agree that the federal or state courts of the State of Washington (located in Seattle, Washington) will have jurisdiction to hear, determine, and enforce any claims or disputes arising out of or related to the provisions of this Agreement.

14. Miscellaneous.  The substantially prevailing party in any litigation brought under the terms of this Agreement shall be entitled to an award of reasonable costs and expenses of litigation and any appeal, including reasonable attorneys’ fees.  Executive’s obligations under this Agreement supplement and do not limit other obligations Executive has to the Company, including without limitation under the law of trade secrets.  This Agreement shall be enforceable regardless of any claim Executive may have against the Company.  If any provision of this Agreement is held to be unenforceable as written, it shall be enforced to the maximum extent allowed by applicable law.  If any provision of this Agreement is void or is so declared, such provision shall be severed from this Agreement, which shall otherwise remain in full force and effect.  This Agreement shall survive termination of Executive’s employment, however caused.  This Agreement is the final and complete expression of the parties’ agreement on these subjects, and may be amended only in a writing signed by the Company and Executive.

DATED this ___ day of July, 2010.

EXECUTIVE:

R. Gale Sellers

COMPANY:

VU1 CORPORATION

By:
Name:	Mark Weber
Title:	Director